EXHIBIT 10.4

RESIGNATION

To the Board of Directors of
Accelerated Acquisitions II, Inc.,
a Delaware corporation

The undersigned, being an officer and director of the above-named corporation, does hereby resign from all positions as such officer and director of the corporation.

Said resignation is contingent and expressly conditioned upon (a) the sale of 20,500,000 shares of the Company’s common shares to Messrs. Robert M. Dunn and Ronald C. Redd and (b) the appointment of successor directors and officers of the corporation.

Said resignation shall be effective on the date of the Closing of the transaction contemplated by the Subscription Agreements between the Company and Messrs. Dunn and Redd and, if the filing of an Information Statement pursuant to Section 14(F) of the Securities Exchange Act of 1934 and Rule 14F-1 promulgated thereunder (“Schedule 14F”) is required to be filed, then ten days following the mailing of the Schedule 14F to the Company’s stockholders.

Dated as of June 5, 2009

/S/ Timothy Neher

Timothy Neher